                                                                     EXHIBIT 21

               LIST OF SUBSIDIARIES OF INSTEEL INDUSTRIES, INC.

The following is a list of subsidiaries of the Company as of September 30, 1996, each of which is wholly owned by the Company:

                                                                  STATE OR OTHER JURISDICTION OF
                NAME                                                     INCORPORATION
--------------------------------------                            ------------------------------
 Insteel Wire Products Company                                            North Carolina

 Intercontinental Metals Corporation                                      North Carolina





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